EXHIBIT 2.1
ANNEX E
AMENDMENT NO. 1 TO
AGREEMENT AND PLAN OF MERGER
     THIS AMENDMENT NO. 1, dated as of December 21, 2006 (this “Amendment”), to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 30, 2006, by and among Merck & Co., Inc., a New Jersey corporation (“Parent”), Spinnaker Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and Sirna Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.
WHEREAS, Parent, Merger Sub and Sirna entered into the Merger Agreement; and
     WHEREAS, Parent, Merger Sub and Sirna each desire to amend the Merger Agreement as provided herein;
     NOW, THEREFORE, in consideration of the mutual agreements specified in this Amendment, Parent, Merger Sub and Sirna each agree as follows:
     1. The words “four business days” in Section 7.2(b)(y)(III)(ii) are hereby deleted and replaced with the words “three business days.”
     2. The words “a fee equal to $42,100,000 (the “Termination Fee”)” in Section 9.5(b)(C) are hereby deleted and replaced with the words “a fee equal to $38,000,000 (the “Termination Fee”).”
     3. The parties hereto agree that, except as expressly modified or amended hereby, the Merger Agreement continues in full force and effect in accordance with its terms.
     4. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Merger Agreement without making specific reference to this Amendment, but nevertheless, all such references shall include this Amendment unless the context otherwise requires.
     5. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles.
     6. This Amendment may be executed in any number of counterparts (whether manually or by facsimile), each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY: SIRNA THERAPEUTICS, INC.
By:	/s/ Howard W. Robin
	Name:	Howard W. Robin
	Title:	President and CEO

PARENT: MERCK & CO., INC.
By:	/s/ Richard N. Kender
	Name:	Richard N. Kender
	Title:	Vice President, Business Development and Corporate Licensing

MERGER SUB: SPINNAKER ACQUISITION CORP.
By:	/s/ Richard N. Kender
	Name:	Richard N. Kender
	Title:	President